UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	SEPTEMBER 20, 2011

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made subadviser changes within certain of the Funds.

Each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the appointment of Pzena Investment Management, LLC (“Pzena”) to subadvise a portion of the Multi-Manager Emerging Markets Equity Fund, effective June 28, 2011, based on Northern’s recommendation that adding Pzena as a subadviser would improve the investment style profile of, and better complement the other subadvisers to, the Fund.

The Board also approved the appointment of Neuberger Berman Fixed Income LLC to subadvise a portion of the Northern Multi-Manager High Yield Opportunity Fund, effective July 1, 2011, based on Northern’s recommendation that adding Neuberger Berman Fixed Income LLC would add subadviser capacity and diversification to help the Fund achieve its risk and return objectives.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We are excited about these changes and assure you that we will continue to closely monitor the subadvisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Andrew C. Smith, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER EMERGING MARKETS EQUITY FUND

AND MULTI-MANAGER HIGH YIELD OPPORTUNITY FUND

This Joint Information Statement is being provided to the shareholders of the Northern Multi-Manager Emerging Markets Equity Fund (the “Emerging Markets Fund”) and the Northern Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund” and, together with the Emerging Markets Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to terminate subadvisers, and to engage and to enter into and materially amend an existing subadvisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until December 27, 2011. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on August 15, 2011 are entitled to receive this Joint Information Statement. This Joint Information Statement is being sent to shareholders of the Funds on or about September 20, 2011.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, Inc. (“NTI”) (each, an “Investment Adviser” and together, the “Investment Advisers”), serve jointly as the Investment Advisers for the Funds and are responsible for their overall administration.

The Investment Advisers are responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Advisers, subject to approval by the Board, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the Order. The Investment Advisers have delegated substantially all their portfolio management responsibilities for the Funds to subadvisers, with the exception of cash management services for the Funds. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies. The initial sole shareholder of the Emerging Markets Fund approved the Advisory Agreement on November 17, 2008. The initial sole shareholder of the High Yield Opportunity Fund approved the Advisory Agreement on August 29, 2009.

The Investment Advisers are entitled to an advisory fee as compensation for their advisory services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Emerging Markets Fund	1.20%	First $1 Billion
	1.13%	Next $1 Billion
	1.08%	Over $2 Billion
High Yield Opportunity Fund	0.80%	First $1.5 Billion
	0.75%	Next $1 Billion
	0.72%	Over $2.5 Billion

Pzena Investment Management, LLC and the Pzena Agreement

THE PZENA AGREEMENT. At a meeting of the Board held on May 19-20, 2011, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “Pzena Agreement”) with respect to the Emerging Markets Fund among the Investment Advisers and Pzena Investment Management, LLC (“Pzena”). The Pzena Agreement became effective on June 28, 2011. Under the Pzena Agreement, Pzena manages a portion of the Emerging Markets Fund’s assets. The Emerging Markets Fund’s remaining assets are currently allocated among four other subadvisers: Axiom International Investors, LLC, PanAgora Asset Management, Inc., Trilogy Global Advisors, LP and Westwood Global Investments, LLC, each of which manages a portion of the Emerging Markets Fund’s assets.

The Pzena Agreement provides that Pzena shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Emerging Markets Fund’s assets that the Investment Advisers may allocate to Pzena. The Pzena Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Pzena shall use its best judgment to obtain the best overall terms available, and (ii) Pzena shall

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attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Pzena is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Pzena may consider the brokerage and research services provided to the Emerging Markets Fund and/or other accounts over which Pzena or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Pzena Agreement provides that Pzena, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Emerging Markets Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, Pzena will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Emerging Markets Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Emerging Markets Fund or the amount of the securities that are able to be sold for the Emerging Markets Fund. The Pzena Agreement permits Pzena, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Pzena’s opinion of the reliability and quality of the broker or dealer.

The Pzena Agreement provides that Pzena shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Pzena Agreement also provides that each Investment Adviser will indemnify Pzena against certain liabilities and expenses, except that Pzena shall not be indemnified for any liability and expenses that result from Pzena’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Pzena Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Emerging Markets Fund may terminate the Pzena Agreement without penalty upon 60 days’ written notice. The Investment Advisers may terminate the Pzena Agreement immediately upon notice to Pzena. The Pzena Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Pzena Agreement also may be terminated by Pzena upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

Pzena receives fees from the Investment Advisers for its services out of the fees that the Emerging Markets Fund pays to the Investment Advisers under the Advisory Agreement. The Emerging Markets Fund pays no additional fees directly to Pzena. The Emerging Markets Fund would have paid the same amount of advisory fees had the Pzena Agreement been in effect during the last fiscal year.

INFORMATION ABOUT PZENA. Pzena is located at 120 West 45th Street, 20th Floor, New York, New York 10036. Pzena was founded in 1995. As of June 30, 2011, Pzena managed approximately $15.9 billion in client assets. Pzena employs a classic value investment philosophy. It seeks to focus exclusively on companies that are underperforming their historically demonstrated earnings power. Pzena focuses on companies that it believes meet all of the following criteria: the current valuation is low compared to the company’s normalized earnings power; current earnings are below historic norms; Pzena judges that the problems with current valuation and current earnings are temporary; Pzena believes that management has a viable strategy to generate earnings recovery; and Pzena believes that there is meaningful downside protection in case the earnings recovery does not materialize.

PORTFOLIO MANAGERS. A team of portfolio managers is jointly and primarily responsible for the day-to-day management of the portion of the Fund subadvised by Pzena. The members of the portfolio management team are Caroline Cai, CFA, Allison Fisch and John P. Goetz. Ms. Cai is a principal and portfolio manager at Pzena, and has worked at Pzena since 2004. Ms. Fisch is a principal and portfolio manager at Pzena, and has worked at the firm since 2001. Mr. Goetz is a managing principal, co-chief investment officer and portfolio manager at Pzena and joined the firm in 1996.

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PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of Pzena indicating position(s) held with Pzena and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Pzena at the address noted above.

NAME	POSITION(S) HELD WITH PZENA	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Antonio DeSpirito	Managing Principal	None
John P. Goetz	Managing Principal, Co-Chief Investment Officer	None
William L. Lipsey	Managing Principal	None
Michael D. Peterson	Managing Principal	None
Richard S. Pzena	Founder, Managing Principal, Co-Chief Investment Officer	None

OTHER ADVISORY CLIENTS. Pzena also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the Emerging Markets Fund. The table below sets forth certain information with respect to these investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUBADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSES LIMIT
Russell International Developed Markets Fund	$5,459,062,000 at April 30, 2011 (Pzena manages a portion of the fund)	Not publicly disclosed	N/A
Harbor Global Value Fund	$61,094,000 at April 30, 2011	Not publicly disclosed	N/A
Vanguard Emerging Markets Select Stock Fund	n/a (fund commenced operations on June 14, 2011) (Pzena manages a portion of the fund)	Not publicly disclosed	N/A
John Hancock Classic Value Fund	$2,253,768,953 at April 30, 2011	Not publicly disclosed	N/A

See pages 5 to 6 for a discussion of the Board’s considerations in approving the Pzena Agreement.

Neuberger Berman Fixed Income LLC and the NBFI Agreement

THE NBFI AGREEMENT. At a Board meeting held on May 19-20, 2011, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “NBFI Agreement”) with respect to the High Yield Opportunity Fund among the Investment Advisers and Neuberger Berman Fixed Income LLC (“NBFI”). The NBFI Agreement became effective on July 1, 2011. Under the NBFI Agreement, NBFI manages a portion of the High Yield Opportunity Fund’s assets. The High Yield Opportunity Fund’s remaining assets are currently allocated among two other subadvisers: Loomis, Sayles & Company, L.P. and Stone Harbor Investment Partners LP, each of which manages a portion of the High Yield Opportunity Fund’s assets.

The terms and conditions of the NBFI Agreement are substantially the same as the Pzena Agreement except for the subadvisory fees. See pages 2 through 3 for a discussion of these terms.

As compensation for its services under the NBFI Agreement, NBFI receives fees from the Investment Advisers out of the fees that the High Yield Opportunity Fund pays to the Investment Advisers under the Advisory Agreement. The High Yield Opportunity Fund does not pay any additional fees directly to NBFI. The High Yield Opportunity Fund would have paid the same amount of advisory fees had the NBFI Agreement been in effect during the last fiscal year.

INFORMATION ABOUT NBFI. NBFI’s principal office is located at 190 South LaSalle Street, Suite 2400, Chicago, IL 60603. NBFI is a registered investment adviser and is an indirect, wholly-owned

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

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SEPTEMBER 20, 2011

subsidiary of Neuberger Berman Group LLC (together with NBFI and its other investment adviser affiliates, “Neuberger Berman”), located at 605 Third Avenue, 36th Floor, New York, NY 10158. Neuberger Berman was founded in 1939. As of June 30, 2011, Neuberger Berman had $198 billion in assets under management. The portfolio managers have general oversight responsibilities with regards to all aspects of NBFI’s high yield business, including research, trading and portfolio management. NBFI portfolio managers base investment decisions primarily on their own research, while drawing on dedicated research teams whose sole purpose is finding attractive investment opportunities.

PORTFOLIO MANAGERS. A team of portfolio managers is jointly and primarily responsible for the day-to-day management of the portion of the Fund subadvised by NBFI. The members of the portfolio management team are Ann H. Benjamin, Thomas P. O’Reilly and Russ Covode. Ms. Benjamin is a managing director and lead portfolio manager and joined the predecessor company to NBFI in 1997. She is the chief investment officer for NBFI’s leveraged asset management business and co-portfolio manager for high yield portfolios and blended credit strategies. She directs all aspects of the leveraged asset management business including research, trading and portfolio management. She serves on Neuberger Berman’s partnership committee and is a member of the NBFI investment team setting overall strategy. Mr. O’Reilly is a managing director and joined the predecessor company to NBFI in 1997. He serves as co-portfolio manager for high yield and blended credit portfolios. He also serves on Neuberger Berman’s investment risk committee and is a member of the NBFI investment team setting overall portfolio strategy. Mr. Covode is a managing director and portfolio manager and joined the predecessor company to NBFI in 2004. He serves as a co-portfolio manager and analyst for high yield and blended credit portfolios. He sits on the NBFI credit committee for high yield bonds and bank loans and is the team leader for the energy/utilities team.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and principal of NBFI indicating position(s) held with NBFI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NBFI at the address noted above.

NAME	POSITION(S) HELD WITH NBFI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Joseph V. Amato	Director, Managing Director	None
Andrew A. Johnson	Director, Managing Director	None
Brian Lord	Senior Vice President, Chief Compliance Officer	None
Martin J. Mulroe	Managing Director, Chief Operating Officer	None
Monica L. Sherer	Senior Vice President, General Counsel	None
Bradley C. Tank	Chief Executive Officer, Director, Managing Director	None

OTHER ADVISORY CLIENTS. NBFI also acts as investment subadviser to the other registered investment companies set forth below, which have similar investment objectives as the High Yield Opportunity Fund. The table below sets forth certain information with respect to such investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF SUBADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
Neuberger Berman High Income Bond Fund	$1,130,380,000 at April 30, 2011	Not publicly disclosed	N/A
Principal Funds Inc. – High Yield I	$730,537,563 at April 30, 2011	0.30% of assets under management	N/A

See below for a discussion of the Board’s considerations in approving the NBFI Agreement.

TRUSTEES’ CONSIDERATIONS IN APPROVING THE AGREEMENTS. The Board, including a majority of all the Independent Trustees approved the Pzena Agreement and the NBFI Agreement (together, the New Sub-Advisory Agreements”) at a meeting held on May 19-20, 2011 (the “Meeting”). Pzena and NBFI are referred to together below as the “New Subadvisers.” In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Advisers and each New Subadviser regarding (i) the nature and quality of the investment

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advisory services to be provided by the New Subadvisers, including the experience and qualifications of the personnel providing such services; (ii) the New Subadvisers’ financial condition, history of operations and ownership structure; (iii) the New Subadvisers’ brokerage and soft dollar practices; (iv) the New Subadvisers’ investment strategies and styles of investing; (v) the performance history of the New Subadvisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged and hypothetical performance information and portfolio attributes; (vi) each New Subadviser’s compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadvisers’ conflicts of interest in managing the Funds; and (viii) the terms of the New Subadvisory Agreements. The Trustees also considered the Investment Advisers’ explanations for why the New Subadvisers were expected to improve Fund performance and/or decrease risk in the Fund.

The Trustees also reviewed the Investment Advisers’ proprietary method for allocating assets among the various subadvisers and the proposed allocations of assets among the New Subadvisers and the other subadvisers to the applicable Fund.

In connection with the approvals of the New Subadvisory Agreements for each of the Funds, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to each of the New Subadvisers.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Investment Advisers with respect to each New Subadviser’s operations, qualifications and experience in managing the type of strategies for which the New Subadviser was being engaged. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of each New Subadviser’s compliance programs and the recommended compliance monitoring schedule for each New Subadviser.

Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadvisers were each paid by the Investment Advisers out of their advisory fees and not by the Funds. The Trustees also believed, based on the representations of the Investment Advisers, that each New Subadvisory Agreement had been negotiated at arms length among the Investment Advisers and the New Subadvisers. The Trustees also considered comparisons of the New Subadvisers’ fees at various levels of the Funds and in relation to other existing subadvisers to the Funds. Additionally, the Trustees considered information with respect to the standard fees charged by the New Subadvisers to other similar institutional accounts. Finally, the Trustees considered the Investment Advisers’ representations that the fees to be paid to the New Subadvisers were reasonable in light of the anticipated quality of services to be provided by the New Subadvisers.

The Trustees also considered projected profitability to the Investment Advisers of the Emerging Markets Fund and the High Yield Opportunity Fund before and after the addition of the New Subadvisers. These comparisons showed no material change to the Investment Advisers’ profitability. The Trustees did not consider the New Subadvisers’ projected profitability as they did not consider it to be particularly relevant because the Investment Advisers would be paying the New Subadvisers out of their advisory fees. The Trustees therefore believed that the Investment Advisers have an incentive to negotiate the lowest possible subadvisory fees.

With respect to performance, the Trustees reviewed information showing historical performance of the New Subadvisers with respect to the investment strategies for which they were being engaged. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the hypothetical performance of the respective Funds over various time periods if the New Subadvisers had been managing the Funds along with the existing subadvisers to those Funds.

Economies of Scale

The Trustees considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the respective Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Advisers would be paying the New Subadvisers out of their advisory fees.

Other Benefits

The Trustees considered other benefits to be derived by the New Subadvisers as a result of their relationship with the Funds. These benefits included, in the case of Pzena, research and other benefits in connection with brokerage commissions paid by the Emerging Markets Fund. The Trustees also considered the other relationships that the New Subadvisers had with the Investment Advisers, including subadvisory or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers, the Trustees concluded that the fees proposed to be paid to the New Subadvisers were reasonable in light of the services to be provided by them and that the New Subadvisory Agreements should be approved.

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Additional Information

ADVISORY AND SUBADVISORY FEES. For the fiscal year ended March 31, 2011, the Emerging Markets Fund paid advisory fees to the Investment Advisers in the aggregate amount of $25,565,487 and the Investment Advisers paid subadvisory fees to the subadvisers of the Emerging Markets Fund in the aggregate amount of $12,265,788.

For the fiscal year ended March 31, 2011, the High Yield Opportunity Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,297,493 and the Investment Advisers paid subadvisory fees to the subadvisers of the High Yield Opportunity Fund in the aggregate amount of $2,323,560.

As of August 15, 2011, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of each of the Emerging Markets Fund and the High Yield Opportunity Fund. For the fiscal year ended March 31, 2011, the Funds made no brokerage commission payments to affiliated persons.

INFORMATION ABOUT NTCC. NTCC, an Investment Adviser of the Funds, is a state bank and trust company organized under the laws of the State of Connecticut and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NTCC is a wholly-owned indirect subsidiary of the Northern Trust Corporation (“NTC”). NTCC is located at 300 Atlantic Street, Stamford, CT 06901. NTC is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTCC indicating position(s) held with NTCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTCC at the address noted above.

NAME	POSITION(S) HELD WITH NTCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President	Executive Vice President, Chief Investment Officer and Director of NTI
Jennifer L. Driscoll	Director	None
Stephen A. Hearty	Director	None
Susan J. Hill	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President of NTI
Joseph W. McInerney	Chief Executive Officer and President	None
William L. Morrison	Director	None
Charles Mueller	Director	None
Stephen N. Potter	Director	Chief Executive Officer, President and Director of NTI
Beth M. Provanzana	Chief Financial Officer	Senior Vice President and Chief Financial Officer of NTI
Alan W. Robertson	Chairman and Director	Executive Vice President and Director of NTI
Andrew S.C. Smith	Chief Investment Officer	None

INFORMATION ABOUT NTI. NTI, an Investment Adviser of the Funds, is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a wholly-owned indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

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The list below shows each executive officer and manager of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	Executive Vice President of NTCC
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Mark C. Gossett	Executive Vice President and Director	None
Susan J. Hill	Chief Compliance Officer and Senior Vice President	Chief Compliance Officer of NTCC
Stephen N. Potter	Chief Executive Officer, President and Director	Director of NTCC
Beth M. Provanzana	Senior Vice President and Chief Financial Officer	Chief Financial Officer of NTCC
Alan W. Robertson	Executive Vice President and Director	Chairman and Director of NTCC
Joyce M. St. Clair	Executive Vice President and Director	None
Lloyd A. Wennlund	Executive Vice President and Director	None

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as each Fund’s distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of its March 31, 2011 annual report to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of August 15, 2011, the record date for shareholders receiving this Joint Information Statement, the Emerging Markets Fund and High Yield Opportunity Fund had 105,152,029.216 and 62,935,953.402 shares outstanding, respectively. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Funds as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of either of the Funds as of August 15, 2011.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, your Fund will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Funds’ Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

MMF STM (9/11)

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NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Northern Multi-Manager Emerging Markets Equity Fund (the “Emerging Markets Fund”) and Northern Multi-Manager High Yield Opportunity Fund (the “High Yield Opportunity Fund,” together with the Emerging Markets Fund, the “Funds”), each a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent subadviser changes relating to the Funds. Specifically, the Board of Trustees of the Northern Multi-Manager Funds has approved the appointment of Pzena Investment Management, LLC (“Pzena”) to serve as a new subadviser to the Emerging Markets Fund and the appointment of Neuberger Berman Fixed Income LLC (“NBFI”) to serve as a new subadviser to the High Yield Opportunity Fund. Pzena took over day-to-day management of a portion of the Emerging Markets Fund on June 28, 2011. NBFI took over day-to-day management of a portion of the High Yield Opportunity Fund on July 1, 2011.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about September 20, 2011 to shareholders of record of the Funds as of August 15, 2011. The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until December 27, 2011. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.